Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

WiSA Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount To Be Registered (1)		Maximum Offering Price Per Share (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

	Newly Registered Securities
Fees to be paid	Equity	Common stock, $0.0001 par value per share, issuable upon full exercise of common stock purchase warrants	Rule 457(c)	1,674,414	(3)	$1.20	$2,009,296.80	0.00011020	$221.42
	Equity	Common stock, $0.0001 par value per share, issuable upon full exercise of common stock purchase warrants	Rule 457(c)	1,486,132	(4)	$1.20	$1,783,358.40	0.00011020	$196.53
Fees Previously Paid	—	—	—	—		—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—			—			—	—	—	—
Total Offering Amounts							$3,792,655.20		$417.95

Total Fees Previously Paid
Total Fee Offset									—
Net Fee Due									$417.95

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), includes any additional shares of common stock, par value $0.0001 per share (the “Common Stock”), of WiSA Technologies, Inc. (the “Registrant”) that may from time to time be offered or issued to prevent dilution from any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low prices for a share of Common Stock as reported on the Nasdaq Capital Market on April 25, 2023, which date is a date within five business days of the filing of the registration statement filed by the Registrant for the registration of the securities listed in the table above (the “Registration Statement”).

(3)	Represents shares of Common Stock issuable upon the exercise of common stock purchase warrants to purchase Common Stock at an exercise price of $1.91 that were issued by the Registrant on March 29, 2023 to the selling stockholders named in the Registration Statement.

(4)	Represents shares of Common Stock issuable upon the exercise of common stock purchase warrants to purchase Common Stock at an exercise price of $1.41 that were issued by the Registrant on April 12, 2023 to the selling stockholders named in the Registration Statement.